                                                                   Exhibit 10.19

               CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED
                 BASED ON A REQUEST FOR CONFIDENTIAL TREATMENT

                  OMITTED PORTIONS HAVE BEEN SEPARATELY FILED
                  WITH THE SECURITIES AND EXCHANGE COMMISSION

                                                      Execution Copy



            AMENDED AND RESTATED MEDIA GATEWAY SERVICES AGREEMENT II


          This Media Gateway Services Agreement II (the "Agreement") between KMC Telecom V Inc., a Delaware corporation whose address is 1545 Route 206, Suite 300, Bedminster, NJ 07921 (collectively, "KMC") and Qwest Communications Corporation, a Delaware corporation whose address is 700 Qwest Tower, 555 Seventeenth Street, Denver, Colorado 80202 ("Qwest"), is effective as of March 31, 2000 (the "Effective Date").

          WHEREAS, Qwest desires to purchase KMC's MGS Services on an MGS Circuit basis (as defined below) and KMC desires to provide the MGS Services to Qwest, pursuant to the rates, terms, and conditions of this Agreement.

          WHEREAS, an affiliate of KMC and Qwest executed the original Media Gateway Services Agreement ("Original MGS Agreement") effective as of the 21st day of September, 1999; and

          WHEREAS, an affiliate of KMC and Qwest executed the First Amendment to the Original MGS Agreement effective as of the 1st day of February, 2000; and

          WHEREAS, KMC and Qwest wish to set forth the terms and conditions under which Qwest is willing to purchase and KMC is willing to provide MGS Services to Qwest other than those MGS Services ordered prior to the Effective Date hereof under the Original MGS Agreement (which shall remain subject to the terms and conditions of such Original MGS Agreement).

          NOW, THEREFORE, in consideration of the mutual promises, covenants, and other terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

          Definitions:  The following capitalized terms shall have the meanings
          ------------
specified as follows:

          "MGS Circuit" means a DS0-level circuit individually ordered by Qwest
           -----------
and provided by KMC to allow data or voice dial-up users, through SS7 trunks, to connect to the Qwest IP network via KMC's Media Gateway servers (each, an "MGS Server").

          "MGS Services" means the provision, operation and maintenance of MGS
           ------------
Servers, operated by KMC on a dedicated basis for Qwest (including the maintenance of hardware, equipment, environmental control, network connections, and line provisioning) that provide connectivity between the Qwest data network access connection ("DNAC") at the KMC POP and the public switched telephone network ("PSTN") for Qwest's end users, through individually-ordered MGS Circuits using KMC's own connection to the public switched telephone network. For each MGS Circuit ordered by Qwest, MGS Services will be provided.

          "POP" means the point of presence operated by one party at which data
           ---
(and other telecommunications) traffic is exchanged.

     1. Incorporation of Recitals. The foregoing recitals are hereby incorporated in this Agreement and made a part hereof to the same extent as if herein set forth in full.

     2. MGS Services. KMC will provide the MGS Services to Qwest and Qwest's end users according to the Service Levels defined and specified in
          Schedule 2 to this Agreement. KMC shall provide the MGS Services for the term set forth in Section 7.a. below. Qwest, at its sole cost, shall establish and manage (i) a designated DNAC to KMC's network at each location that KMC provides the MGS Services and (ii) an access link between the DNAC and Qwest's POP. KMC will be responsible for the physical installation of the DNAC at the KMC POP and the testing and activation of MGS Circuits. KMC shall be responsible for all operation, maintenance, installation, and network line connections for the MGS Services, subject to Qwest's obligations as set forth below. Notwithstanding the foregoing, Qwest shall have the ability to conduct remote monitoring, software configuration and billing functions for its end user customers using Qwest software and network management equipment related to the MGS Services, including software programming related to the MGS Servers as necessary. Qwest shall conduct remote monitoring of the MGS Servers, provide traffic and utilization information to KMC on a regular basis and notify KMC of the need to make onsite corrections of errors or defects, which KMC shall do promptly in accordance with the Service Levels set forth in
          Schedule 2. In order to assist Qwest in ordering MGS Services and otherwise fulfilling its obligations under this Section, KMC will, upon Qwest's request, provide Qwest with all necessary information in KMC's possession and assistance relating to the establishment and maintenance of DNACs and the MGS Circuits, including but not limited to providing software specifications, documentation, network provisioning information, network routing maps and traffic and performance reports as it relates to the KMC network. All such information and materials provided by KMC will be the confidential information of KMC. The parties may enter into additional mutually-acceptable agreements in separate writings or as written amendments hereto, under which

          KMC will provide technical testing and activation of the network connections on the Qwest side of the network demarcation (including testing of the Qwest-operated remote software, network management tools and software configuration).

 .    3.   Rates.

          a. Qwest shall pay KMC for MGS Services according to the prices for MGS Circuits as set forth in Schedule 1 to this Agreement (the "MGS Circuit Rates"). Monthly charges for each MGS Circuit ordered will commence when each MGS Circuit is deemed installed. An MGS Circuit will be deemed installed as of the earlier of (a) the day that is the later of (i) the date when KMC notifies Qwest that it has installed the MGS Circuit or (ii) [text deleted] days
                                                             ---------------
               after the date when KMC orders the corresponding [text deleted]
                                                                --------------
               from the incumbent local exchange carrier ("ILEC"); or (b) [text
                                                                          -----
               deleted] days after the Effective Date (or, in the case of an
               ---------
               additional MGS Circuit ordered pursuant to Section 6 hereof,

               [text deleted] days after the acceptance of the Service Order by
               ---------------
               KMC). Qwest will be charged the MGS Circuit Rates pro rated for any partial first month. Payments for the MGS Services/MGS Circuits shall be due and payable within [text deleted] days
                                                        ---------------
               after receipt of KMC's invoice, except to the extent Qwest in good faith disputes any portion of the charges; provided that Qwest may not withhold payment of amounts in dispute to the extent such amounts exceed [text deleted] of the invoice amount;
                                          --------------
               provided further that such [text deleted] limit shall not apply
                                          --------------
               to disputes arising from KMC's failure to correctly apply [text
                                                                         -----
               deleted] pursuant to Section 9.b.iii or from KMC invoicing for
               --------
               MGS Circuits prior to the date they are deemed installed, as set forth above. In the event of such a dispute, Qwest shall pay the undisputed portion of the charges on the invoice (as well as amounts in dispute to the extent they are subject to, and exceed, the [text deleted] limit set forth above) and the parties shall
                   --------------
               cooperate to resolve the dispute as provided in this Agreement. The parties shall use reasonable efforts to resolve such dispute within [text deleted] days. If the dispute is resolved in favor
                      ---------------
               of Qwest and Qwest has withheld the disputed amount, no interest credits or penalties will apply. If the dispute is resolved in favor of Qwest and Qwest has paid the disputed amount, Qwest will be credited with interest on such amount by KMC at the lesser of the rate of one and one-half percent (1 1/2%) per month or the maximum rate permitted by law, from the date KMC received payment up to and including the date of refund. If the dispute is resolved in favor of KMC and Qwest has paid the disputed amount on or before the payment due date, no interest credit or penalties will apply. If the dispute is resolved in favor of KMC and Qwest has withheld the disputed amount, any payments withheld pending settlement of the disputed amount shall bear interest at the lesser of the rate of one and one-half percent (1 1/2%) per month or the maximum rate permitted by law, from the payment due date up to and including the date of payment. The MGS Circuit Rates are payable by Qwest without regard to any taxes, including sales taxes if applicable, FCC charges, or other third party costs imposed with respect to the MGS Circuits, which taxes, charges and other costs, (other than taxes based on KMC's net income) shall be born solely by Qwest. No adjustment shall be made to the MGS Circuit Rates on account of taxes or other items imposed on Qwest in connection with the MGS Circuits.

          b. In the event of an ILEC Trunk Delay (as defined below), the term of the MGS Circuits listed in the order affected by the ILEC Trunk Delay (the "Affected Order") shall be reduced by a [text
                                                                        -----
               deleted] of [text deleted] equal to the [text deleted] of the
               --------    --------------              --------------
               number of [text deleted] of the ILEC Trunk Delay (up to [text
                         --------------                                -----
               deleted]) multiplied by a fraction, the numerator of which is the
               --------
               [text deleted] of MGS Circuits in the Affected Order that are
               --------------
               affected by the ILEC Trunk Delay, and the denominator of which is the [text deleted] of MGS Circuits in the Affected Order;
                   --------------
               provided that in no event will the term of the MGS Circuits listed in the Affected Order be reduced by more than [text
                                                                    -----
               deleted].  An "ILEC Trunk Delay" shall be deemed to occur if, (x)
               --------
               after the date upon which installation of an MGS Circuit listed in the Affected Order is deemed installed as set forth above, Qwest notifies KMC that it has an actual customer to whom it desires to provide service using specified MGS Circuits; and (y) the [text deleted] corresponding to such MGS Circuit(s) have not
                   --------------
               been installed by the ILEC (including confirmation that the affected MGS Circuits are in service) within [text deleted]
                                                            --------------
               following such notification. The ILEC Trunk Delay shall be deemed to begin on the [text deleted] following the notification
                                      --------------
               referred to in (x) above, and to end with respect to a particular MGS Circuit on the day on which the [text deleted] corresponding
                                                   --------------
               to such MGS Circuit is installed by the ILEC and is in service. The Phase I Implementation Schedule and Phase II Implementation Schedule shall be deemed separate orders for purposes of the definition of "Affected Order" above.

          c.   Qwest agrees that, except (i) as otherwise expressly provided in
               Section 3.a with respect to (x) disputed amounts not exceeding

               [text deleted] of the amount invoiced by KMC pursuant to Section
               --------------
               3.a, (y) disputes arising from KMC's failure to correctly apply

               [text deleted] pursuant to Section 9b.iii or (z) KMC invoicing
               --------------
               for MGS Circuits prior to the date they are deemed installed (ii) during the continuance of an Event of Default described in
               Section 10.a.i and (iii) as otherwise expressly provided in
               Section 9.b.i , 9.b.ii or 14, Qwest's obligations to make all payments payable by it under this Agreement in accordance with the terms of this Agreement and the Acknowledgement and Consent Agreement attached hereto as Exhibit A are absolute and unconditional and that it will make all payments payable by it hereunder regardless of set-off, recoupment, abatement or other similar right, existing or future, which Qwest may have against KMC.

     4. Services Commitment. Qwest will purchase MGS Services in at least the quantities set forth in the Implementation Schedule attached hereto as
          Schedule 3(the "Services Commitment") on or before July 31, 2000 (the "Commitment Date") unless this Agreement is terminated pursuant to
          Section 7.b or pursuant to Sections 10, 14, or 16 before the Commitment Date, in which case Qwest shall have no obligation with respect to the Services Commitment (except for MGS Services actually rendered and, if applicable, the early termination charge set forth in
          Section 7.b). This Agreement includes the terms, conditions, Service Level commitments, technology and MGS Circuit Rates for the MGS Circuits/MGS Services within the Services Commitment, as well as additional MGS Circuits/MGS Services that may be ordered pursuant hereto.

     5.   Implementation Schedules and Growth Forecast.

          MGS Circuits sufficient to satisfy the Services Commitment shall be installed pursuant to the Implementation Schedule set forth in
          Schedule 3 hereto. In the event KMC is unable to (except to the extent such inability results from any acts or omissions of Qwest), or the parties otherwise agree that KMC shall not install such MGS Circuits before the Commitment Date, Qwest will nonetheless be deemed to have satisfied the Services Commitment and no shortfall penalty shall be owed by Qwest to KMC with respect to same. Qwest acknowledges that KMC may not agree to defer the installation of MGS Circuits without first obtaining the consent of a Financing Source (as defined in Section 16(b)) and KMC has no obligation hereunder to obtain such consent..

     6. Equipment Configuration. KMC shall provide MGS Services other than those in the Implementation Schedule after receipt of a Qwest service order in a form mutually agreed by the parties (each a "Service Order") for such MGS Services; provided, however, that any Service Order shall not be binding until accepted by KMC and in the event KMC in its discretion determines that filling such order would require additional third party capital financing, such Service Order shall be subject to obtaining such additional third party capital financing, and the provision of MGS Services pursuant thereto may be conditioned on the agreement of both parties to a separate agreement governing such MGS Services. Such Service Order shall specify a requested installation date that is at least 90 days after the date of such Service Order. KMC shall notify Qwest within 2 business days after receipt of a Service Order if such Service Order contains insufficient information for KMC to meet the requested provisioning period. In filling Service Orders, KMC shall use modems, MGS Servers and other network equipment (according to a configuration of cabinets, fuse panels, racks, routers and other equipment necessary for a plug and play configuration) that are specified by Qwest in each

          Service Order. The MGS Service will initially be provided using Cisco or Nortel equipment (as agreed to by Qwest) (together with equipment specified by Qwest pursuant to the last sentence of this Section 6, the "Qwest- Required Equipment") which enables Qwest to exchange either data (e.g. V.90), voice (e.g. G.711) or fax (e.g. T.37) traffic with end user customers (i.e. the dial-up users) of the MGS Services. Except with respect to MGS Circuits that must be ordered to satisfy the Services Commitments, Qwest may specify other models or vendors of equipment to be used in the MGS Services configuration, provided that Qwest shall be responsible for and shall pay any increased costs to KMC resulting from the use by KMC of other models and vendors of MGS Servers at Qwest's request. Qwest may also request that software upgrades be made; provided that Qwest shall be responsible for and shall pay any increased costs to KMC resulting from such software upgrades; provided further that absent such request and payment by Qwest, KMC shall be under no obligation to upgrade any software. Each Service Order is hereby incorporated by reference.

     7.   Term, Early Termination Charge.

          a. This Agreement shall have an initial term commencing on the Effective Date and ending forty-two (42) months after the date all MGS Circuits are deemed installed pursuant to Section 3.a, unless earlier terminated pursuant to Section 9.b.,10, 14, or 16. Each of the MGS Circuits listed in the Implementation Schedule shall have a term that is forty-two (42) months after the date it is deemed installed pursuant to Section 3.a, but shall continue at the option of Qwest for an additional term to be specified in writing by Qwest no later than 30 days prior to the expiration of the initial term. Each additional MGS Circuit provided pursuant to Section 6 shall have a term beginning on the date it is deemed installed as described in Section 3 a. and ending forty-two (42) months thereafter, unless earlier terminated pursuant to Section 9.b.i, 9.b.ii, 10, 14, or 16 or extended by Qwest in the manner described in the immediately preceding sentence. In the event the term of one or more such MGS Circuits extends beyond the expiration of the initial term as set forth above, the terms and conditions of this Agreement shall continue to apply to each such additional MGS Circuit until the expiration of the term of each such MGS Circuit. Following expiration of the initial term of this Agreement, the term shall automatically renew for successive twelve month terms unless either party notifies the other party of its intent not to renew at least thirty (30) days prior to the end of the initial term or renewal term, as the case may be.

          b. In the event Qwest terminates or cancels MGS Services for an MGS Circuit, or this Agreement, [text deleted], then Qwest shall be
                                           --------------
               responsible for paying KMC an early termination charge equal to one hundred percent (100%) of the MGS Circuit Rates for the canceled MGS Circuit(s), multiplied by the number of full months remaining in the term at the time of cancellation. Any termination of this Agreement as described in the immediately preceding sentence shall not be effective until the early termination charge due pursuant to the immediately preceding sentence has been paid in full.

     8.   Insurance.

          a. During the term of this Agreement, KMC shall maintain insurance of the kinds and in the amounts specified below with insurers of recognized responsibility, licensed to do business in the State(s) where the MGS Services are being performed, and having either: an A.M Best's rating of A8, a Standard & Poor's ("S&P's") rating of AA, or a Moody's rating of AaZ. If any MGS Services provided for or to be performed under this Agreement are subcontracted, KMC shall require the subcontractor(s) to maintain and furnish it with insurance approved by Qwest.

          b. In accordance with the above, KMC and any subcontractors shall maintain the insurance coverage in accordance with that certain Access Service Agreement between KMC and certain of its affiliates and Qwest dated as of December 15, 1998, as such may be amended from time to time pursuant to the terms thereof.

          c. Should KMC at any time neglect or refuse or provide the insurance required, or should such insurance be canceled or non-renewed, Qwest shall have the right to purchase such insurance, and the cost shall be billed to KMC. In addition, should KMC at any time neglect or refuse to pay the necessary premium, Qwest shall have the right to pay same and deduct the amount therefor from monies due KMC.

          d. KMC and all subcontractors shall comply with the terms of the Occupational Safety and Health Administration (OSHA) and all locations, jurisdictions' safety and health regulations during the full term of this Agreement.

     9.   Representations and Warranties.

          a. Each party represents and warrants to the other that it has the power and authority to enter into this Agreement including each Schedule, Attachment and Exhibit hereunder.

          b.   KMC represents, warrants and agrees that:

               i. it will provide, to Qwest and its end user customers, MGS Services that meet or exceed the Service Levels described in
                    Schedule 2.  Should KMC, in any [text deleted] during any
                                                    --------------
                    consecutive [text
                                -----
                    deleted] period, (x) fail to provide the MGS Services
                    --------
                    at the Service Levels defined in item 1 (v) of Schedule 2 for [text deleted] of the MGS Circuits in a particular
                        --------------
                    Market Area;  or (y) fail to meet the Service Level
                    set forth in item 1 (iii) of Schedule 2 for Qwest calls affecting, in the aggregate, more than [text deleted]
                                                           --------------
                    of the MGS Circuits in a particular Market Area; or (z) fail to meet the Service Level set forth in item 1 (ii) of
                    Schedule 2 in a particular Market Area (unless, in any of such events, such failure was substantially caused by a force majeure event, Qwest-Required Equipment or an action or omission of Qwest, its equipment or its agents or employees), Qwest shall be entitled to terminate all MGS Circuits in such Market Area without any liability to KMC except for payment due for services provided up to the point of termination, by providing written notice to KMC within sixty (60) days after the occurrence of the events giving rise to Qwest's right to terminate such Market Area; provided that, within ten (10) business days after the end of any calendar month in which such failure of MGS Circuits to meet such standards has occurred, Qwest shall give KMC written notice of such failure and provide to KMC all information within Qwest's possession that is reasonably calculated to assist KMC in taking steps to prevent the recurrence of such failure. If, during the term of this Agreement, Qwest shall become entitled to terminate all MGS Circuits in any [text deleted] or more Market Areas that
                                    --------------
                    contain in the aggregate [text deleted] or more of the MGS
                                             --------------
                    Circuits to be provided hereunder, Qwest shall be entitled to terminate this Agreement in its entirety by providing written notice to KMC within sixty (60) days after the occurrence of the events giving rise to Qwest's right to terminate this Agreement, provided Qwest has provided KMC with reasonable notice of KMC's failure to meet Service Levels under this Agreement. Notwithstanding the provisions of Section 10.a, termination of Market Areas and/or this Agreement for breach of this Service Level warranty pursuant to this Section 9.b.i shall be Qwest's sole remedy for breach of this Agreement for failure of KMC to meet Service Levels in accordance with this Section 9.b.i, and such termination shall be effective (without penalty) thirty (30) days after KMC receives notice of the breach of this warranty and intent to terminate from Qwest. For purposes of this Section 9.b.i, a "Market Area" means the market being served by a single aggregation point for MGS Servers;

            ii.     In the event an MGS Circuit is interrupted continuously
                    for a period of [text deleted] or incurs cumulative outages
                                    --------------
                    of over [text deleted] in any [text deleted] period, Qwest
                            --------------        --------------
                    shall be entitled, at its sole option, to either (but not both) of the following: (i) a credit to

                    Qwest's account for the pro-rata connectivity charges for [text deleted] of MGS Services for every [text deleted]
                    --------------                           --------------
                    continuous interruption of the MGS Services up to total credits equal to pro-rata connectivity charges for [text
                                                                       -----
                    deleted] of MGS Services in [text deleted] for each MGS
                    --------                    --------------
                    Circuit; or (ii) the termination of the affected MGS Circuits, provided such interruption(s) was not substantially caused by an event of force majeure, or an action or omission of Qwest, its equipment or its agents or employees. Termination of any particular MGS Circuits or MGS Services under this Section shall not serve to terminate any other MGS Circuits or MGS Services and any exercise of Qwest's rights under this Section shall not (x) reduce or otherwise affect Qwest's rights to termination of this Agreement for Service Level failures under Section 9.b.i; or
                    (y) affect the number of MGS Circuits for which MGS Services have been ordered with respect to Services Commitments (i.e. the number of MGS Circuits for which MGS Services have been ordered will not be reduced in determining whether Qwest has met the Services Commitments if MGS Circuits are terminated pursuant to this Section); provided that with the exception of (x) and (y) above, notwithstanding the provisions of
                    Section 10(a), acceptance of a credit pursuant to (i) above or termination of affected MGS Circuit(s) pursuant to (ii) above shall be Qwest's sole remedy for the interruptions described in this Section 9.b.ii;

           iii.     In the event of an ILEC Trunk Delay lasting more than

                    [text deleted], KMC shall provide to Qwest for each affected
                    --------------
                    MGS Circuit an [text deleted] equal to the product of (A)
                                   --------------
                    [text deleted] of the [text deleted] for the affected MGS
                    --------------        --------------
                    Circuit times (B) the [text deleted] of [text deleted]
                                          --------------    --------------
                    following the [text deleted] of such ILEC Trunk Delay on
                                  --------------
                    which such MGS Circuit is not in service by reason of such ILEC Trunk Delay. Notwithstanding the provisions of Section 10(a), acceptance of a credit pursuant hereto and reduction of the term of an Affected Order pursuant to Section 3.b shall be Qwest's sole remedies for an ILEC Trunk Delay;

           iv. to the best of its knowledge, there are no pending or threatened lawsuits, claims, disputes or actions (a) alleging that the Equipment infringes or misappropriates any third party's patent, copyright, trademark, trade secret, proprietary or other intellectual property rights, or (b) adversely affecting the Equipment, the MGS Services or KMC's ability to undertake and perform its obligations under this Agreement; and

                v. it has and will maintain manufacturer's warranties of the kind typically used in the applicable industry for all Equipment used to provide the MGS Services and will pass on the benefits of such warranties to the full extent possible to Qwest for the MGS Services.

          c. THE EXPRESS WARRANTIES IN THIS AGREEMENT ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THOSE OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

     10. Default/Termination. This Agreement and any MGS Services can be terminated only as provided in Sections 9.b.i, 9b.ii, 14, 16, and this
          Section 10.

          a. i. Qwest may terminate this Agreement if any one of the following occur (each, an "Event of Default"): (i) if KMC becomes insolvent or admits in writing its inability to pay debts as they mature, or makes an assignment for the benefit of creditors and as a result thereof KMC fails to meet the requirements of Section 9.b.i or 9.b.ii; (ii) if a petition under any foreign, state or United States bankruptcy act, receivership statute, or the like, as they now exist, or as they may be amended, is filed by KMC and as a result thereof KMC fails to meet the requirements of Section 9.b.i or 9.b.ii; or (iii) if such a petition is filed against KMC by any third party and such application is not resolved favorably to such other party within sixty (60) days and as a result thereof KMC fails to meet the requirements of
                    Section 9.b.i or 9.b.ii.

               ii. KMC may terminate this Agreement if any one of the following occur (each, an "Event of Default"): (i) if Qwest fails to pay any amount due to KMC within fifteen (15) business days of demand of such overdue amount by KMC (or, in the case of disputed amounts withheld by Qwest pursuant to Section 3.a, within fifteen (15) business days after the dispute as to such amounts is resolved in KMC's favor); (ii) if Qwest becomes insolvent or admits in writing its inability to pay debts as they mature, or makes an assignment for the benefit of creditors and as a result thereof Qwest fails to timely pay KMC in accordance with the terms of this agreement;
                    (iii) if a petition under any foreign, state or United States bankruptcy act, receivership statute, or the like, as they now exist, or as they may be amended, is filed by Qwest and as a result thereof Qwest fails to timely pay KMC in accordance with the terms of this agreement; or (iv) if such a petition is filed against Qwest by any third party and such application is not resolved favorably to such other party within sixty (60) days and as a result thereof Qwest fails to timely pay KMC in accordance with the terms of this agreement.

          b. The parties acknowledge that this Agreement may be subject to the approval of public utility commissions of individual states or other regulatory agencies wherein MGS Services are provided. Either party shall have the right to terminate the affected MGS Service without liability except for MGS Services actually rendered if, by a final, non-appealable order of a court of competent jurisdiction, the Federal Communications Commission, or other local, state or federal government authority, (i) KMC is prohibited from furnishing the MGS Services; or (ii) any material rate or term contained herein is substantially changed in a manner that is materially adverse to the terminating party.

          c. If, during the term of this Agreement, an entity, person or successor acquires 50% or more of Qwest Communication International Inc.'s voting securities or all or substantially all of its assets whether by merger, consolidation, reorganization or sale of assets the acquiring entity, person or successor shall have the right to terminate this Agreement, including Qwest's obligation for the Services Commitments under this Agreement; provided, however, that such acquiror, or Qwest, as the case may be, shall pay the applicable termination charges, if any, set forth in Section 7.b. Such right may be exercised either by Qwest or by the acquiring entity, person or successor.

     11.  Indemnification for Infringement.

          a. The following indemnification provisions set forth the entire obligation of KMC with respect to infringement of proprietary rights arising directly from the Qwest-Required Equipment used to provide MGS Services; provided, however, notwithstanding the foregoing, that KMC shall have no indemnification or other obligation to Qwest whatever with respect to infringement of proprietary rights arising directly from the Qwest-Required Equipment except to the extent, if any, that KMC possesses the right to be indemnified by the vendor or manufacturer of the Qwest-Required Equipment from time to time for infringement of proprietary rights:

               i. KMC or its suppliers will defend any claim, suit or proceeding brought against Qwest insofar as it is based on a claim that any Qwest-Required Equipment used hereunder infringes a United States copyright or an existing United States patent (issued as of August 31, 1999). Qwest shall notify KMC promptly in writing of the claim and give KMC and its suppliers full authority, information, and assistance for the defense. If such claim has occurred, or in KMC's opinion is likely to occur, Qwest agrees to permit KMC and its suppliers, at KMC's option and expense, either to procure for Qwest the right to continue using the Qwest- Required Equipment or to replace or modify the same so that it becomes noninfringing, or, if neither of the foregoing alternatives is reasonably available, remove the Equipment and refund Qwest the portion of the price for the MGS Services reasonably attributable to such Equipment depreciated or amortized by an equal annual amount over the lifetime of the Qwest-Required Equipment as established by Cisco or Nortel.

               ii.  KMC and its suppliers have no liability under this
                    Section 11 for any claim based upon the combination, operation, or use of any Qwest-Required Equipment used hereunder with equipment, devices, or software not supplied by the vendor of such Qwest-Required Equipment. KMC and its suppliers have no liability for any claim under this Section 11 based upon alteration or modification by Qwest or a third party of any Qwest-Required Equipment supplied hereunder. Further, KMC and its suppliers shall have no liability for any claim based upon compliance with Qwest's designs, specifications, or instructions.

          b. The following provisions relate to all Equipment other than Qwest-Required Equipment and all combinations of Equipment:

               i. KMC agrees to defend and/or handle at its own expense, and to indemnify and hold Qwest harmless from and against any and all liabilities, losses, costs, damages and expenses (including reasonable attorneys' fees attributable to such claim) associated with, any claim or action against Qwest by any third party based upon any actual or alleged infringement or violation of a United States patent, or any trademark, copyright, or trade secret of a third party enforceable in the United States related to KMC's provision of the MGS Services ("Infringement Claim"), provided that Qwest shall approve the terms of any settlement or compromise unless KMC demonstrates its financial capacity to satisfy the settlement or compromise.

               ii. KMC shall have the sole right to conduct the defense of any such claim or action and all negotiations for its settlement or compromise. Qwest shall promptly notify KMC of the subject claim and provide reasonable information in connection with such claim.

               iii. KMC warrants that it has the full power and authority to deliver, convey and grant to Qwest the related license and other rights granted under this Agreement; and that KMC's provision of MGS

                    Services under this Agreement and Qwest's use of the MGS Services related to the Equipment will not constitute a misappropriation of any trade secrets or constitute a patent, copyright or trademark infringement.

               iv. This indemnity shall not extend to any claim of infringement resulting from Qwest's unauthorized modification of equipment of KMC or the combination of the Equipment or MGS Services with services or equipment not provided by KMC or by or for Qwest with KMC's express written approval.

     12.  General Indemnification and Limitation of Liability.

          a. Each party shall indemnify the other party from any third-party claim or damages due to the injury or death of any individual, or the loss or damage to real or personal property, resulting from the willful or negligent acts, or omissions of the indemnifying party, its agents or employees.

          b. NEITHER PARTY SHALL BE LIABLE TO THE OTHER OR TO ANY THIRD PARTY FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOST PROFITS, EVEN IF THE PARTIES HAVE KNOWLEDGE OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING LIMITATION SHALL NOT APPLY IN THE EVENT OF: (i) A CLAIM BROUGHT BY QWEST AGAINST KMC ARISING UNDER THE SECTION OF THIS AGREEMENT ENTITLED INFRINGEMENT (SECTION 11); (ii) EITHER PARTY'S BREACH OF THE CONFIDENTIALITY OBLIGATIONS OF SECTION 15 (CONFIDENTIAL INFORMATION); OR (iii) THE WILLFUL MISCONDUCT OF EITHER PARTY, ITS AGENTS, ITS EMPLOYEES OR NOMINEES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

          c. IN NO EVENT SHALL A PARTY'S TOTAL LIABILITY TO THE OTHER UNDER THIS AGREEMENT EXCEED $5,000,000 (OTHER THAN QWEST'S PAYMENT OF THE MGS CIRCUIT RATES), EXCEPT WITH RESPECT TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF A PARTY.

          d. In the event any applicable law does not allow the limitation or exclusion of liability as provided for in this Agreement, the subject limitation or exclusion of liability shall be deemed modified so as to limit or exclude the parties' liability for damages hereunder to the greatest extent permitted by such law.

     13.  Internet Disclaimers and Limitations.

          a. Neither party will be liable or responsible for the Internet or any information contained thereon. Neither party will warrant, and neither will assume any responsibility for any consequences suffered by any person as a result of obtaining Internet access including without limitation, damages arising from accessing Internet content or from computer viruses.

          b. KMC will have no responsibility for authentication of the end users accessing the MGS Circuits. Qwest will be responsible for controlling end user access to the MGS Circuits.

          c. Qwest shall be responsible for billing its end users and all records related to such billing or accounting.

     14. Force Majeure. In no event shall either party be liable to the other party (other than for obligation to pay money) for any delay or failure to perform due to causes beyond the control and without the fault or negligence of the party claiming excusable delay, including but not limited to acts of God, fire, explosion, vandalism, cable cut, storm, governmental action, wars, strikes or other labor difficulties, supplier failures, breaches or delays (for the avoidance of doubt, to include any failure, breach or delay of Qwest as a supplier of KMC). Notwithstanding the foregoing, in the event of a force majeure (other than a supplier failure as to which Qwest is the supplier), KMC will use substantially the same or better efforts that it uses with respect to its other customers to restore the MGS Services for Qwest. If a force majeure condition continues for a period greater than [text
                                                                      -----
          deleted], either party may terminate only that MGS Service which is
          --------
          the subject of the force majeure condition without further penalty (except that Qwest shall not have the right to terminate any MGS Service pursuant to this Section 14 as a result of a force majeur condition caused by Qwest).

     15. Confidential Information. Qwest and KMC agree that unless otherwise specifically provided in the applicable Exhibit and/or Schedule, the following confidentiality provisions shall apply.

          a. All information (including the terms and conditions hereof) marked as confidential and disclosed by either party to the other, or which comes to the attention of either party or its employees, officers, agents or advisors ("Representatives") during the course of work pursuant to the terms of this Agreement and any other information that a party receiving such information should know, by its nature, is confidential, shall be confidential information. Confidential information constitutes a valuable asset of and is proprietary to the party disclosing or originally possessing it. KMC acknowledges that Qwest keeps its customers' records strictly confidential. KMC and its Representatives shall keep strictly confidential any Qwest customer records, whether or not they are marked as confidential. Neither party shall willfully disclose confidential information or knowingly permit its Representatives to disclose confidential information to any person other than persons among its Representatives having a specific need to know in performance of the work or to any Financing Source as defined in Section 16 (b). Each party shall take reasonable care to ensure fulfillment of this obligation, including instructing its Representatives an/or Financing Source(s) not to sell, lease, assign, transfer, use outside their scope of employment or reveal any confidential information or Qwest customer records without prior written consent of the other party. KMC shall obtain the written agreement of its affiliates and Representatives who will receive Qwest customer records or other confidential information to conform to KMC's obligations under this Section. KMC will not provide Qwest customer records or other confidential information provided by Qwest to the Financing Source(s) unless the Financing Source(s) provide written agreement to keep such information confidential.

          b. If a subpoena or other legal process in any way concerning confidential information is served upon a party to which confidential information has been disclosed ("Recipient"), the Recipient shall notify the disclosing party ("Discloser") promptly, and the Recipient shall cooperate with the Discloser, at the latter's expense, in any lawful effort to contest the validity of such subpoena or other legal process.

          c. This Section will in no way limit either party's ability to satisfy any governmentally required disclosure of its relationship with the other party, or either party's ability to satisfy any requests or demands generated in the course of audits of either party or either party's parent or either party's attorneys or auditors, provided such audits are conducted pursuant to non-disclosure obligations.

          d. The obligations of confidentiality in this Section shall not apply to any information which a party has in its possession when disclosed to it by the other party, information which a party independently develops, information which is or becomes known to the public other than by breach of this Agreement or information rightfully received by a party from a third party without the obligation of confidentiality.

          e. Each party acknowledges and agrees that in the event of a breach or threatened breach of the foregoing provisions, it will have no adequate remedy in money or damages and accordingly shall be entitled to injunctive relief; provided, however, that no specification of any legal or equitable remedy shall be construed as a waiver or prohibition against any other contractual, legal or equitable remedy available to either party hereunder;

          f. Upon completion, expiration or termination of this Agreement, or at any other time upon request, each party shall return any and all related confidential information of the other party and all copies thereof (in whatever form and on whatever medium).

          g. The terms of this section of the Agreement shall survive the expiration or termination of this Agreement.

     16.  Assignment; Rights of Subsidiaries.

          (a) Neither party may assign this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld. If consent is not granted under this Section, the party seeking consent may terminate the Agreement upon sixty days notice to the other party or challenge the refusal to consent as unreasonable through appropriate legal action. It shall not be unreasonable for KMC to withhold its consent if the assignee has a net worth less than that of Qwest as of the Effective Date. The assignment or delegation of any of KMC's rights under this Agreement to any of the following shall be considered reasonable reasons for which Qwest may withhold its consent for such assignment: [text deleted], and/or [text
                                           --------------         -----
          deleted].  Any prohibited assignment or delegation shall be null and
          --------
          void. Notwithstanding the foregoing, either party may assign this Agreement to any company or entity controlling, controlled by or under common control with such party or its affiliates without the other party's consent; provided that the assignee has a net worth equal to or greater than that of Qwest or KMC, as may be applicable, as of the Effective Date. In addition, either party may assign this Agreement without the approval of the other party to any successor in interest resulting from a merger, acquisition, reorganization or transfer of all or substantially all of the assigning party's business with or to a successor; provided that the assignee has a net worth equal to or greater than that of Qwest or KMC, as may be applicable, as of the Effective Date.

          (b) Qwest acknowledges that in order for KMC to provide the services set forth in this Agreement KMC will finance the capital costs of this Agreement with third party financing sources. KMC shall have the right to assign or collaterally assign this Agreement to a third party or parties providing financing for the capital expenses required to be undertaken by KMC in order to provide the services under this Agreement ("Financing Source(s)"), and Qwest shall execute and deliver consents to the assignment by KMC as are requested by the Financing Sources and are customary and usual, provided such consents contain non-disturbance rights of Qwest, and are otherwise reasonably acceptable to Qwest under these circumstances.

     17. Modification; Amendment; Waiver. No modification, changes, amendment or supplement to this Agreement shall be binding upon the parties unless made in writing and duly signed by both parties. The parties acknowledge that KMC shall finance the capital costs of this Agreement with Financing Sources. Accordingly, Qwest agrees to cooperate with KMC to discuss and make such amendments or modifications to this Agreement as may be reasonably necessary or appropriate to finance and syndicate this Agreement to Financing Sources. At no time shall any failure or delay by either party in enforcing any provisions, exercising any option, or requiring performance of any provisions, be construed to be a waiver, cancellation of same. No effective waiver of any right hereunder shall be construed to be a waiver of any other right.

     18. Notices. All notices shall be in writing and either delivered personally or mailed, first class mail and postage prepaid, or by facsimile with electronically-generated confirmation of receipt that is followed with a mailed copy. Notice shall be deemed communicated on receipt in case of personal delivery and five (5) days after mailing in the case of mailed notice (including the mailed copy of a facsimile transmission). All such notices or other communications shall be addressed as set forth below, but either party may change its address by notice or other communication given in accordance with the provisions of this paragraph.

          If to Qwest :
          555 Seventeenth Street, Suite 1000
          Denver, Colorado 80202
          Attn:  President -- Internet and Multimedia Markets
          Attn:  General Counsel

          If to KMC:
          1545 Route 206
          Suite 300
          Bedminster, NJ  07921
          Attn:  General Counsel

     19. Governing Law; Interpretation. In all respects this Agreement shall be governed by the substantive laws of the State of New York without regard to conflict of law principles.

     20.  Dispute Resolution.

          a. It is the intent of KMC and Qwest that any disputes which may arise between them or between the employees of each of them be resolved as quickly as possible. Quick resolution may, in certain circumstances, involve immediate decisions made by the parties' representatives. When such resolution is not possible, and depending upon the nature of the dispute, the parties hereto agree to resolve such disputes in accordance with the provisions of this paragraph; provided however, if they are unable to do so within sixty (60) days commencing with the date of the notice set forth in Section 20.b then either party may seek any and all remedies available at law or equity.

          b. Qwest and KMC shall each designate, by separate letter, representatives as points of contact and decision-making for the pre-acceptance phases of the Agreement. Any disputed issues arising under this Agreement shall be initially referred to the parties' designated representatives. The parties' designated representatives shall render a mutually agreeable resolution of the disputed issue, in writing, within three business days of such referral. Either party may modify the designated representative upon written notice to the other party.

          c. Any claims or disputes arising under the terms and provisions of this Agreement, or any claims or disputes which the parties' representatives are unable to resolve within the three day time period shall continue to be resolved between the parties' representatives if mutually agreeable.

     21. Attorney's Fees. If a legal action or arbitration proceeding is commenced in connection with any dispute under this Agreement, the prevailing party shall be entitled to reasonable counsel fees, costs and necessary disbursements incurred in connection with the action or proceeding, as determined by the court or arbitrators.

     22. Inconsistencies. In the event of any inconsistency or conflict among this Agreement, or any Schedule or Exhibit, the governing provisions and interpretation necessary to resolve the inconsistency or conflict shall be based on the following order: the specific Schedule or Exhibit signed by the parties, followed next by the provisions of this Agreement.

     23. Publicity. Neither party shall use the other party's name or logo or refer to such party directly or indirectly in any advertising, sales presentation to any other person, news release, release to any professional or trade publication or for any other purpose without such party's prior written approval, provided that either party may use the other party's name or logo, or both, in a list of such party's customers, if such use does not imply endorsement. Either party shall be allowed to issue press releases and public announcements regarding this Agreement with the other party's prior written approval which shall not be unreasonably withheld.

     24.  Miscellaneous.

          a. If any of the provisions of this Agreement are held invalid, the remaining provisions shall be unimpaired.

          b. Headings are for reference only and shall not affect the meaning of any of the provisions of this Agreement.

          c. The parties, who have both been represented by legal counsel, have jointly participated in negotiating and drafting this Agreement, including its Schedules, Exhibits and any attachments. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if jointly drafted by the parties and no presumption, inference or burden of proof shall arise favoring or disfavoring a party by virtue of authorship of any or all of the Agreement's provisions.

          d. The rights and remedies set forth in this Agreement are not exclusive and are in addition to any other rights and remedies available in law or in equity.

          e. The terms and provisions contained in this Agreement that by their sense and context are intended to survive shall survive the completion of performance and termination of this Agreement, including, without limitation, the obligation of making all payments due hereunder and to preserve the confidentiality of confidential information.

     25. Relationship of the Parties. The parties are independent contractors. Nothing in this Agreement or in the activities contemplated by the parties pursuant to this Agreement shall be deemed to create an agency, partnership, employment or joint venture relationship between the parties. Each party shall be deemed to be acting solely on its own behalf and, except as expressly stated, has no authority to pledge the credit of, or incur obligations or perform any acts or make any statements on behalf of, the other party. Neither party shall represent to any person or permit any person to act upon the belief that it has any such authority from the other party. Neither party's officers or employees, agents or contractors shall be deemed officers, employees, agents or contractors of the other party for any purpose.

     26.  Compliance with Laws.

          a. The parties shall comply with all applicable federal, state and local laws, regulations and ordinances as they relate to this Agreement and the MGS Services, including, but not limited to, the regulations of the United States Government, e.g., the provisions of Executive Order 11246 (as amended) of the President of the United States on Equal Employment Opportunity and the rules and regulations issued pursuant thereto.

          b. KMC warrants, represents, covenants and agrees that it will not assign to perform any efforts under this Agreement any individual who is an unauthorized alien under the Immigration Reform and Control Act of 1986 or its implementing regulations. KMC shall indemnify and hold harmless Qwest, its parent, subsidiaries and affiliated companies from and against any and all liabilities, damages, losses, claims or expenses (including attorneys' fees) arising out of any breach by KMC of this section. In the event any KMC personnel or contractor working under this Agreement, or other individual(s) providing work to Qwest on behalf of KMC under this Agreement, are discovered to be unauthorized aliens, KMC will immediately remove such individuals from performing work and replace such individuals with individuals who are not unauthorized aliens. KMC shall indemnify and hold harmless Qwest, its parent, subsidiaries and affiliated companies from and against any and all liabilities, damages, losses, claims or expenses (including attorneys' fees) arising out of any breach by KMC of this section.

          c. Neither party shall cause the other party to violate any ruling, order or determination by the Federal Communications Commission ("FCC") or any other governmental body relating to the provision of the MGS Services under the terms and conditions set forth in the Agreement. Should such a ruling, order or determination become effective, the other party shall indemnify, defend and hold the other party harmless against any such event.

     27. Successors. This Agreement shall inure to the benefit of and be binding on the parties, and their heirs, successors, assigns and legal representatives, but nothing contained in this section shall be construed to permit an assignment or other transfer except as specifically provided herein.

     28. Entire Agreement. This Agreement is comprised of this Agreement and any Schedule or Exhibits specified hereunder or which are added to hereto by the parties; such Schedule or Exhibits are incorporated by this reference and shall constitute a part of this Agreement as if fully set forth herein. This Agreement constitutes the entire agreement between the parties and supersedes all previous agreements, promises, proposals, representations, understandings and negotiations, whether written or oral, between the parties respecting the subject matter hereof, except that this Agreement does not supersede the Original MGS Agreement to the extent, and only to the extent, that the terms and conditions of such Original MGS Agreement shall continue to apply to the Services ordered under such Original MGS Agreement prior to the Effective Date hereof.

     29. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, but all such counterparts together shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

 KMC Telecom V Inc.

 By: /s/ Roscoe C. Young
     -----------------------
 Name:   Roscoe C. Young
       ---------------------
 Title:  President and Chief Operating Officer
        -------------------------------------

 Qwest Communications Corporation

 By: /s/ F. Joseph Glynn
     -----------------------
 Name:   F. Joseph Glynn
       ---------------------
 Title:  VP IP Connectivity Products
        ----------------------------

                                   Schedule 1
                         Prices/Rates for MGS Services

Set forth on Appendix A to this Schedule is a table stating the MGS Circuit Rates which will apply to the MGS Services. The prices are based on the number of MGS Circuits installed and in operation, subject to the following rules :

1.   Rates. The rates for MGS Service for the term of this Agreement are set
     -----
     forth in Appendix A to this Schedule. The number of MGS Circuits for purposes of these prices shall include all MGS Circuits deemed installed pursuant to Section 3.a of the Agreement.

2. If new or upgraded equipment is requested by Qwest prior to the expiration of the Agreement's term, Qwest will pay for such equipment.

3. The parties agree and acknowledge that expenses and market prices related to the provision of the MGS Services may decrease in the future. Should the market conditions change (including but not limited to the market prices for similar services), the parties agree to discuss in good faith reductions to the MGS Circuit Rates. Qwest acknowledges that KMC may not agree to reduce the MGS Circuit Rates without first obtaining the consent of a Financing Party and KMC has no obligation hereunder to obtain such consent.


4. As set forth in Section 7 of the Agreement, the MGS Circuits provided pursuant to the Implementation Schedule under this Agreement shall have an initial term which is co-terminous with the initial term of the Agreement (and shall terminate when this Agreement is terminated), and each additional MGS Circuit shall have an initial term commencing on the date it is installed and ending forty-two (42) months thereafter. The MGS Circuit Rates set forth in this Schedule shall apply to each MGS Circuit during the initial term for such MGS Circuit. Unless the Agreement has been earlier terminated, substituted for another Agreement where such agreement specifically amends this Agreement, or is not renewed by the parties, following the expiration of the initial term of the Agreement, the parties agree to enter into good faith negotiations with regard to rates, terms and conditions which will apply to MGS Circuits ordered under this Agreement (not including any MGS Circuits which may be expressly ordered separately under later agreements between the parties) after the expiration of the initial term for each MGS Circuit, provided that the MGS Circuit Rates set forth herein (as they exist as of that date) shall continue to apply during such negotiations.

                            Appendix A to Schedule 1


1.   Monthly charge of $[text deleted] per [text deleted].
                        --------------     --------------

2. Location Adjustment. Qwest acknowledges that, because of the characteristics of the locations at which Qwest has ordered or may order MGS Service hereunder, KMC may be required to incur higher than normal [text deleted], [text deleted] or [text deleted] costs with respect to one
     --------------  --------------    --------------
     or more MGS Circuits provided hereunder. In the event that, following review and consent by Qwest as described below, KMC incurs [text deleted],
                                                                --------------
     [text deleted] or [text deleted] costs in excess of [text deleted] with
     --------------    --------------                    --------------
     regard to one or more MGS Circuits, then as to each such Circuit, in addition to the monthly charge set forth in paragraph 1, above, Qwest shall pay a monthly surcharge equal to the amount by which the cost incurred by KMC of [text deleted], [text deleted] or [text deleted] attributable to
            --------------  --------------    --------------
     such MGS Circuit exceeds [text deleted]. KMC shall notify Qwest in advance
                              --------------
     of any location at which such surcharge will be applicable and Qwest will either consent to such surcharge (such consent not to be unreasonably withheld) or cooperate with KMC in identifying an alternative location at which MGS Service will be provided, in which case such alternative location shall be subject to the surcharge (if applicable). In the event KMC incurs [text deleted], [text deleted] or [text deleted] costs of less than [text
     --------------  --------------    --------------                    -----
     deleted] with regard to one or more MGS Circuits, then as to each such
     --------
     Circuit, KMC shall provide to Qwest a credit equal to the amount by which the cost incurred by KMC for [text deleted], [text deleted] or [text
                                  --------------  --------------    -----
     deleted] attributable to such MGS Circuit is less than [text deleted].
     --------                                               --------------

3. Maintenance Costs. KMC shall provide up to twenty-four (24) hours of on-site maintenance (not including travel time) per location per calendar month. In the event the hours of such on-site maintenance at any location exceed twenty-four (24) in any calendar month, Qwest will reimburse KMC for its reasonable costs of providing the hours of on-site maintenance in excess of twenty-four (24). KMC will notify Qwest when it has attained this twenty-four (24) hour threshold at a given location. To the extent Qwest fails to remotely monitor the equipment or software at any site or fails to notify KMC of any deficiency which Qwest remotely detects, KMC shall bear no responsibility for a failure of the subject equipment or software under this Agreement or otherwise to the extent that such failure could have been prevented or resolved with notice from Qwest regarding such deficiency as required hereunder.

4. Trunk Provisioning. If Qwest desires that KMC provision two-way trunks in connection with one or more of the MGS Services, Qwest shall submit a written request to KMC and KMC shall, within 15 days, provide Qwest with a written estimate of all direct costs, charges and fees payable by KMC to third parties in connection with the provisioning, maintenance and operation of such two-way trunks (to the extent they exceed costs associated with one-way trunks) and an estimated time frame in which KMC will order the same. If Qwest accepts such estimates of charges and the time frame for ordering, Qwest shall provide KMC with a written acceptance and KMC shall order such two-way trunks within such time-frame and thereafter Qwest shall be responsible for paying for all direct costs, charges and fees payable by KMC in connection with the provisioning, maintenance and operation of the two-way trunks to the extent they exceed costs associated with one-way trunks.

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                                   Schedule 2
                                 Service Levels

     1.   Service Level.    For purposes of this Agreement, "Service Level" or
          --------------
"Service Levels" means the level of service at or above which KMC shall provide the MGS Services to Qwest and includes the following elements (all of which shall be based on industry-standard measurements) provided by KMC:

      (i)   24x7 (at the KMC POP) remote hands services;

      (ii) P.01 grade of service measured on a calendar month basis, for the portion of the KMC network, from and including KMC switches (but not including Qwest-Required Equipment), to the DNAC, during peak busy hours;

      (iii) a time to repair of four (4) hours from the time Qwest's calls to the KMC help desk are answered, for each port, MGS Circuit, or MGS Server;

      (iv) meeting or exceeding industry standards for onsite power and environmental control and quality provided to devices; local interconnection trunks, local loop access, and for out-of-band access circuits to the devices under this Agreement; and

      (v) an average uptime of 99.99% for the portion of the KMC network, from and including KMC switches (but not including Qwest-Required Equipment), to the DNAC, measured on a per-MGS Circuit basis.

2.   Failure.  KMC will be deemed to have failed to meet the Service Levels
     -------
above if:

      (i) at any time KMC fails to satisfy its obligations set forth in subsections 1(i) and/or 1(iv) of this Schedule 2; and/or

      (ii) in any two calendar months within any six (6) consecutive calendar month period of the Agreement, ten percent (10%) of the MGS Circuits provided under this Agreement fail to meet any of the standards set forth in subsections 1(ii), 1(iii) and/or 1(v) of this Schedule 2; provided that, within ten (10) business days after the end of any calendar month in which such failure of MGS Circuits to meet such standards has occurred, Qwest shall give KMC written notice of such failure and provide to KMC all information within Qwest's possession that is reasonably calculated to assist KMC in taking steps to prevent the recurrence of such failure.

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